UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2008

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California		91301
(Address of principal executive offices)		(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On January 9, 2008, Sony Computer Entertainment America Inc. (“Sony”) and THQ Inc. (“Registrant”) executed the Global PlayStation 3 Format Licensed Publisher Agreement effective as of March 5, 2007 (“Agreement”).  The Agreement grants the Registrant the right to develop, publish, manufacture, market, advertise, promote, sell and distribute video games for the PlayStation 3 computer entertainment system until March 31, 2012, with automatic one-year renewal terms thereafter, in territories to be specified in regional riders to the Agreement.  Simultaneously with the execution of the Agreement, Sony and Registrant entered into a regional rider for the United States of America and its territories and possessions, Canada, and Mexico.  Sony charges the Registrant royalties under the Agreement for each game unit manufactured and such amounts are subject to adjustment by Sony at its discretion.  Sony has the right to review, evaluate and approve a game proposal, various stages of a game’s work-in-progress and the final version of each game, including the game’s packaging.

In addition, the Registrant must indemnify Sony with respect to all claims, demands, losses, liabilities, damages, expenses and costs resulting from any claim against Sony involving the development, marketing, advertising, sale, distribution or use of the Registrant’s games, including any claims for intellectual property infringement or any federal, state or foreign civil or criminal actions, breach of any of the provisions of the Agreement and any claims of or in connection with any personal or bodily injury (including death) or property damage.  Sony must indemnify the Registrant with respect to all third-party claims, demands, losses, liabilities, damages, expenses and costs resulting from any claim against the Registrant arising from or in connection with a breach of any of the representations or warranties provided by Sony.

The Agreement may be terminated immediately upon written notice by Sony in the event of a breach by the Registrant under this Agreement or under any other agreement entered into between Sony and the Registrant or any of the Registrant’s affiliates, if the Registrant no longer exercises any of the rights granted by Sony under the Agreement, if the Registrant becomes insolvent, if the controlling interest in the Registrant is transferred to certain parties, if the Registrant enters into a business relationship with a third party related to the design or development of competitive interactive devises or products, if the Registrant files or causes to file litigation against Sony, if the Registrant defaults on any payments owed to Sony, or if the Registrant engages in hacking of any software for the PlayStation format.  Sony may also terminate license rights on a game-by-game basis.  Upon termination of the Agreement in the event the Registrant no longer exercises any of the rights granted by Sony under the Agreement, if the controlling interest in the Registrant is transferred to certain parties, or if the Registrant enters into a business relationship with a third party related to the design or development of competitive interactive devises or products, the Registrant has a period of 90 days to sell any existing product inventory remaining as of the date of termination.  The Registrant must destroy any such inventory remaining after the end of the sell-off period.  Upon termination as a result of any other reason as set forth above, the Registrant must destroy any remaining inventory within five (5) business days of termination.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to statements with respect to the Global PlayStation 3 Format Licensed Publisher Agreement and other statements identified by words such as “anticipate”, “believe”, “expect”, “intend”, “estimate”, “may”, “could”, “project”, “potential”, “plan”, “forecast”, “future” or similar expressions. These forward-looking statements are subject to business and economic risk and reflect management’s current expectations, estimates and projections about our business and are inherently uncertain and difficult to predict. Our actual results could differ materially. The forward-looking statements contained herein speak only as of the date on which they were made, and we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Sheryl Kinlaw
Sheryl Kinlaw,
Vice President, Business and Legal Affairs
Date: January 15, 2008